EXHIBIT 10.12

                            SECOND MORTGAGE DEED
                    KNOW ALL TO WHOM THESE PRESENTS COME

That WE, NEW ENGLAND WIRELESS, INC., a Vermont Corporation with its principal place of business in Bellows Falls, County of Windham and State of Vermont, Grantor,

in the consideration of FORTY THOUSAND DOLLARS AND N0/100 ($40,000.00) DOLLARS paid to our full satisfaction by PHILIP L. GOLDING and TERESA GOLDING, husband and wife, of Weathersfield, County of Windsor, State of Vermont, Grantees,

By these presents do freely GIVE, GRANT, SELL, CONVEY AND CONFIRM unto the said Grantees,

            PHILIP L. GOLDING and TERESA GOLDING, husband and wife,

and their heirs and assigns forever, a certain piece of land in Weathersfield, County of Windsor, State of Vermont, described as follows, viz:

      Being all and the same lands and premises as conveyed to Philip Golding and Teresa Golding, husband and wife, by Quitclaim Deed of Philip Golding dated December 1, 1993, recorded in Book 86, pages 457-459 of the Weathersfield Land Records and therein described as follows:

      Being all and the same land and premises conveyed to Philip Golding and Cheryl Golding (now deceased) husband and wife, by Warranty Deed from Anne K. Cleveland, dated August 6, 1976 and recorded August 9, 1976 at Book 53 page(s) 317-319, of the Weathersfield Land Records.

      "Being all and the same lands and premises conveyed to Anne K. Cleveland and Leon M. Cleveland by administrator's deed of Allen C. Young, Administrator of the Estate of Naoma H. Ingalls, under date of April 4, 1969 and recorded in the Weathersfield Town Clerk's office in Volume 45, Page 33, to which deed and records and deeds and records contained therein reference may be had for a more full and complete description.

      "Being also the same lands and premises decreed to Anne K. Cleveland by Order of the Windsor County Court in a certain cause of action for divorce entitled Leon M. Cleveland v. Anne K. Cleveland, Superior Court, Windsor County, Docket No. C63-73-WrD under date of August 9, 1974 (Paragraph #3).

      "In accordance with the said order, the above premises were conveyed to Anne K. Cleveland by Quit Claim Deed of Leon M. Cleveland under date of April 11, 1975, which said deed is recorded in the Weathersfield Town Clerk's office in Book 52, Pages 68-70.

      "The said premises being more specifically described as follows:

      "Beginning at the southwesterly corner of said tract where the division line between said tract and land deeded to William F. Wilgus by Clarence H. Martin intersects the public highway."

      "All of that portion of the tract of land that was deeded to Leonard
W. Wilgus by Edwin Bristol and Jennie Bristol on the first day of May, 1922, which deed is recorded in Volume 26, Page 332 of the Land Records of the Town of Weathersfield, Vermont, bounded and described as follows: Beginning at the southwesterly corner of said tract where the division line between said tract and land deeded to William J. Wilgus by Clarence H. Martin intersects the public highway leading from Ascutney to Springfield, Vermont; thence running northerly along said highway about seven hundred eight-three and one half feet (783.51) to a fence, thence running south eighty seven degrees twelve minutes east (S 87' 121 E) along said fence to a point therein distant one hundred and thirty three feet (1331) from the intersection of the line of said fence produced and the center of said public highway; thence in a southerly direction one hundred and sixty feet
(1601) to a point distant one hundred and eight feet (108') from the center of said public highway measured on a line parallel to the above mentioned second course; thence southeasterly one hundred thirty-five feet (1351) to a point distant one hundred fifty-eight feet (1581) from the center of said public highway measured along a line parallel to said second course; thence south eighty-seven degrees twelve minutes east 87, 121 E) and parallel to said second course two hundred and thirty five feed (2351); thence southerly and at right angles to the last mentioned course two hundred and sixty feet
(2601); thence southerly two hundred and fifty five feet (2551) more or less to a point in the said division line between said tract and land deeded to William J. Wilgus by Clarence H. Martin distant three hundred forty-eight feet (3481) from the intersection of said division line produced and the center of said public highway; and thence north eighty-five degrees forty-two minutes west (N 85' 421 W) along said division line to the place of beginning. Said tract herein described contains four and six tenths (4.6) acres more or less.

      "This parcel is SUBJECT to the easement granted by Abbie Rollins Caverly to William H. Fellows and Elsie Fellows by deed dated August 2, 1954, recorded in Book 34, Page 26 of the Weathersfield Land Records, being an easement for an electric line, and reference may be had to said deed for a more particular description. This conveyance means to include all the remaining rights of the said Abbie Rollins Caverly to use such easement in common.

      "EXCEPTING AND RESERVING from the foregoing flowage rights decreed to the Bellows Falls Hydro-Electric Corporation by final Decree (No.1725 of the public Service Commission of the State of Vermont, which decree was issued at Montpelier, in the County of Washington and State of Vermont, on July 24,
1933).

      "Said parcel is SUBJECT to the provisions set forth in the section entitled "Water System" of the certain deed from Abbie Rollins Caverly to William H. Fellows and Elsie R. Fellows dated August 2, 1954, recorded in Book 34 at Pages 262-264, so far as said water system applied to this parcel; and this conveyance includes all right, title and interest of Lewis
H. Horton and Florence M. Horton as reserved and excepted in said water system provision. Reference may be had to said referred to deed for a more particular description of said "Water System."'

      "This present conveyance is further SUBJECT to such reservations and exceptions relating to the water system, as were set forth in the two certain deeds from William J. Wilgus to Abbie Rollins Caverly, one dated July 6, 1944, recorded in Book 30, at Pages 299-401; but only insofar as such exceptions and reservations in the two deeds from Wilgus are of present effect, and validity in favor of persons not claiming by, from or under the said Lewis H. Horton and Florence M. Horton."

      "Cheryl Golding died in Weathersfield on May 22, 1986

      This property is also subject to Land Use Permit #2SO918 as amended.

TO HAVE AND TO HOLD said granted premises, with all the privileges and appurtenances thereof, to the said Grantees,

      PHILIP L. GOLDING and TERESA GOLDING,

and their heirs and assigns forever, to their own use and behoof forever; and WE, the said Grantor,

      NEW ENGLAND WIRELESS, INC., a Vermont Corporation

its successors and assigns, covenant with the said Grantees,

      PHILIP L. GOLDING and TERESA GOLDING,

and their heirs and assigns, that until the ensealing of these presents we are the owners of the premises, and have good right and title to convey the same in manner aforesaid, that they are FREE FROM EVERY ENCUMBRANCE; except as herein mentioned or referred to, and a First Mortgage to Claremont Savings Bank, and we hereby engage to

      WARRANT AND DEFEND the same against all lawful claims whatever. The condition of this Deed is such that if the said,

      NEW ENGLAND WIRELESS, INC.,

its successors and assigns, shall well and truly pay or cause to be paid to the said

      NEW ENGLAND WIRELESS, INC.,

the sum of FORTY THOUSAND DOLLARS ($40,000.00) according to the tenor and effect of a certain Promissory Note of even date herewith and shall at all times keep the buildings on said land satisfactorily insured against loss by fire, for the benefit of the mortgagee herein, and also pay all taxes and assessments upon said premises, then this deed to be null and void, otherwise to remain in full force and virtue. And in case of failure to keep such buildings so insured, or to pay such taxes or assessments, the legal holder of this mortgage shall have the right to cause such buildings to be so insured in the owners' names and to pay such taxes and assessments, adding the proper expense thereof to the principal sum secured under this mortgage. It is also expressly agreed that in case this mortgage shall be foreclosed and a decree obtained therein, there shall be included in such decree a reasonable solicitor's fee in addition to all sums and costs allowed in that behalf by law. For any such breach of such statutory and/or other conditions, the Mortgagee shall have the statutory power of sale. The herein described premises may not be assigned, subdivided or sold nor any interest therein without the express written consent of the Grantees herein.

      A default of the First Mortgage to Claremont Savings Bank shall also constitute a default of this mortgage.

      IN WITNESS WHEREOF, I hereunto set my hand and seal this 15th day of July, 1994.

In Presence of:                    New England Wireless, Inc.,

/S/______________________________  /S/_________________________________
First Witness                      Authorized Agent

/S/_________________________________
Second Witness

STATE OF VERMONT
Windham County, SS.

      At Rockingham in the County of Windham and State of Vermont, on this 15th day of July, 1994, personally appeared (unreadable), and he acknowledged that the signing of this instrument was his free act and deed, (unreadable), Authorized Agent of the Corporation and he acknowledged that the signing of this instrument was the free act and deed of the Corporation.


                                   Before me, /S/__________________________
                                              Notary Public
                                              My Commission Expires: 2/10/95

                          PROMISSORY NOTE (SECURED)

$40,000.00                                                    Rockingham, VT
                                                              July 15, 1994

FOR VALUE RECEIVED, WE, NEW ENGLAND WIRELESS, INC., a Vermont corporation with its principal place of business in Rockingham, County of Windham, State of Vermont, promise to pay to PHILIP L. GOLDING AND TERESA GOLDING, of Weathersfield, Vermont, or order, the principal sum of FORTY THOUSAND AND N01100 DOLLARS ($40,000.00), payable as follows:

Monthly payments of principal plus interest at eight percent (8%) per annum. Monthly payments shall be Three Hundred Eighty Two Dollars and 27/100 (382.27 for a period of Fifteen (15) years. The first monthly payment shall be due on the 15th day of August, 1994, and subsequent payments shall be due on the 15th day of each month thereafter. The total principal balance, plus any accrued interest shall become due and payable at the end of five (5) years, or on the 15th day of July, 1999. This is secured by a second mortgage deed.

if any installment under this Note is not paid when due and remains unpaid for thirty (30) days after its due date, the entire principal amount outstanding, and accrued interest on that principal amount, shall, at the option of the Note Holder, immediately become due and payable in full. The Note Holder may exercise this option to accelerate during any default by the makers regardless of any prior forbearance. If suit is brought to collect this Note, or this Note is put in the hands of an attorney for collection, the Note Holder shall be entitled to collect all reasonable costs and expenses' of collection or suit, including, but not limited to, reasonable attorney's fees.

The maker of this Note shall have the right to prepayment without penalty.

Presentment, notice of dishonor and protest are waived by all makers, sureties, guarantors, and endorsers of this Note. This Note shall be the joint and several obligations of all makers, sureties, guarantors, and endorsers and shall be binding upon them and their successors and assigns.

This Note shall be enforced, and its terms shall be construed in accordance with the statutes and common law of the State of Vermont.

THIS NOTE IS SECURED BY A MORTGAGE DEED OF EVEN DATE HEREWITH.

NOTICE TO CO-SIGNERS: Your signature on this Note means that you are equally and fully liable for the repayment of any indebtedness evidenced hereby,

                                   NEW ENGLAND WIRELESS, INC.,


/S/______________________________  By: /S/_____________________________
First Witness                      Authorized Agent

/S/______________________________
Second Witness

                            ASSUMPTION AGREEMENT

      KNOW ALL PERSONS by these Presents that New England Wireless, Inc., a Vermont Corporation with place of business at 56 Green Street, Bellows Falls, Vermont, does hereby assume and agree to pay the obligation secured by a mortgage conveyed by Philip L. Golding and Teresa Golding, husband and wife, to Claremont Savings Bank, dated December 1, 1993 and recorded in Book 86, Pages 460-470 of the Weathersfield Land Records according to the terms of the mortgage deed and note of even date herewith, the note having A principal balance of $37,273.07, as of July 15, 1994, a copy of which is attached hereto and incorporated herein.

      New England Wireless, Inc., for itself its successors or assigns does hereby covenant with Philip L. Golding and Teresa Golding, husband and wife, to indemnify and hold them harmless from any and all liability (including reasonable attorneys fees) on the mortgage deed and note hereby assumed.

      This Assumption of the mortgage and note is done pursuant to the express written permission of the mortgagee, Claremont Savings Bank.

      Dated at Bellows Falls, Vermont, this 15th day of July, 1994.


                                   NEW ENGLAND WIRELESS, INC.

/S/______________________________  By: /S/_____________________________
First Witness                      Authorized Agent

/S/______________________________
Second Witness

STATE OF VERMONT
Windham COUNTY, SS.

      At Rockingham, in the county of Windham and State of Vermont, on this 15th day of July, 1994, personally appeared (unreadable), and he acknowledged that the signing of this instrument was his free act and deed, (unreadable), Authorized Agent of the Corporation and he acknowledged that the signing of this instrument was the free act and deed of the Corporation.

                                   Before me, /S/_________________________
                                              Notary Public
                                              My Commission Expires: 2/10/95

      Dated at Claremont, in the County of Sullivan and State of New Hampshire this __, day of July, 1994.

In Presence of:                    CLAREMONT SAVINGS BANK

                                   By: /S/_____________________________
                                   Its Duly Authorized Agent

/S/______________________________
Witness

/S/_______________________________
Witness


STATE OF NEW HAMPSHIRE
SULLIVAN COUNTY, SS

      At _________________________, County of _____________________, State
of New Hampshire this ________________ day of July, 1994, personally appeared __________________________, Duly Authorized Agent, who acknowledged this instrument by him/her, signed and sealed, to be his/her free act and deed and the free act and deed of Claremont Savings Bank.

                                   Before me, _________________________
                                              Notary Public

My Commission Expires              Seal of Notary